Huarui International New Material Limited

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

Certificate Number

Shares

PAR VALUE $0.0083
ORDINARY SHARES

CUSIP NO.: G4643V109

THIS CERTIFIES THAT

* SPECIMEN *

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.0083 EACH OF

HUARUI INTERNATIONAL NEW MATERIAL LIMITED

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


HUARUI INTERNATIONAL NEW MATERIAL LIMITED
Corporate
Seal
THE BRITISH VIRGIN ISLANDS

HUHUJIE SUN
Director

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

2849 Executive Drive, Suite 200, Clearwater, Fl. 33762
303 - 662 - 1112